Exhibit 23.1

April 8, 2019

Hollysys Automation Technologies Ltd.

P.O. Box 173

Kingston Chambers

Road Town

Tortola

British Virgin Islands

Re: Consent of Frost & Sullivan International Limited

We, Frost & Sullivan International Limited of 1706, One Exchange Square, 8 Connaught Place, Central, Hong Kong, understand that Hollysys Automation Technologies Ltd. (the “Company”) plans to file a registration statement on Form F-3 (together with any amendments thereto, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with its proposed follow-on offering (the “Proposed Offering”).

We hereby consent to (1) the use of and references to our name and the inclusion of information, data and statements from, and references to our preparation of, our research report titled “Global and China Industrial Automation and Rail Automation Independent Market Research” and any subsequent amendments (the “Industry Report”) and the statements in substantially the form set out in the Schedule hereto, as well as the citation of the Industry Report (i) in the Registration Statement, the related prospectus, prospectus supplements, and any amendments thereto, including, but not limited to, under the captions “Our Competitive Strengths,” “Our Business Strategies,” and “Our Market Opportunities”; (ii) in any written correspondence with the SEC; (iii) in any other filings with the SEC by the Company (collectively, the “SEC Filings”); (iv) in institutional and retail roadshows and other activities in connection with the Proposed Offering; and (v) in other materials, including publicity materials, in connection with the Company’s Proposed Offering; (2) the filing of this consent as an exhibit to the Registration Statement and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes; and 3) the reference to our firm, under the caption “Our Market Opportunities” in the Registration Statement, as acting in the capacity of an expert in relation to the preparation of the Industry Report and the matters discussed therein.

Frost & Sullivan International Limited

/s/ Yves Wang
Name:	Yves Wang
Title:	Managing Director

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Schedule

1)	According to Frost & Sullivan, we are the largest Chinese company in the domestic automation market by various metrics including contract amount of DCS solutions in the power sector in 2018, ATP sets sold from 2015 to 2018, and contract amount of urban rail SCADA systems in 2018.

2)	For example, according to Frost & Sullivan:

•	In the power sector, we were the largest Chinese company in terms of (i) the contract amount of DCS solutions in 2018, with a market share of 15.8%, (ii) the number of newly-constructed thermal power units equipped with DCS solutions in 2018, with a market share of 37.5%, and (iii) the number of nuclear power units with generating capacity above 600MW as of December 31, 2018, with a market share over 50%. In terms of cumulative thermal power units with generating capacity above 300MW as of December 31, 2018, our DCS solutions commanded a market share of 18.8%. In terms of the cumulative number of waste incineration power plants as of December 31, 2018, our DCS solutions enjoyed a market share of 42.5%.

•	In the high-speed rail sector, we were the largest company in terms of ATP sets sold from 2015 to 2018, with a market share of 39.2%, and in particular our market share for CTCS-2 ATP sets sold commanded 50.6% of the market share from 2014 to 2018. We were the second largest company in terms of TCC contract coverage mileage from 2015 to 2018, with a market share of 24.7%.

•	In the urban rail sector, we were the largest company in terms of SCADA system contract amount from 2015 to 2018, with a market share of 14.2%.

3)	We were the first to achieve the following feats in China’s automation market, according to Frost & Sullivan:

•	1st domestic DCS with practical application (1993);

•	1st domestic nuclear power station computing system to enter operation (1997);

•	1st domestic railway transportation SCADA (2002)

•	1st proprietary domestic large-scale PLC system (2007)

•	1st passenger line with CTCS-2 Train Control System (2008);

•	1st GW Nuclear Power Station Digital Instrumentation Control System (2011);

•	1st to introduce CTCS-3 category high-speed rail control system in an overseas market (2012);

•	1st domestic SIS (2012); and

•	1st and only Chinese company to provide DEH control system for gigawatt power plant in 2018.

4)	Our customization approach has proven value proposition particularly in our home market, where many customers have developed their own production processes, and many others are becoming more sophisticated in their demand, according to Frost & Sullivan.

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